UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (856) 727-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 28, 2015, at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of SL Industries, Inc. (the “Company”), the following matters were submitted to a vote of stockholders of the Company: (i) the election of five directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) the approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and (iii) the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

The total number of shares of the Company’s Common Stock voted in person or by proxy at the Annual Meeting was 3,715,698, representing approximately 91.49% of the 4,061,222 shares outstanding and entitled to vote at the Annual Meeting.  Each director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote.  Set forth below is the number of votes cast for, against or withheld, as well as the number of broker non-votes and abstentions as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

1.           Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
Avrum Gray	3,192,654	28,521	494,523
Glen M. Kassan	3,132,636	88,539	494,523
Warren G. Lichtenstein	2,836,180	384,995	494,523
James A. Risher	3,193,846	27,329	494,523
Mark E. Schwarz	2,976,682	244,493	494,523

2.           Approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
3,203,700	11,686	5,789	494,523

3.	Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
3,689,989	15,450	10,259	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)

Date: May 29, 2015

	By:	/s/ Louis J. Belardi
Name: Louis J. Belardi
Title: Chief Financial Officer